MESSAGE TO MERIDIAN GOLD SHAREHOLDERS:

DON'T DEBASE YOUR GOLD EXPOSURE



Meridian Gold [1]
Pro Forma Yamana, Meridian Gold, and Northern Orion [1]
Precious Metals 98%
Base Metals 2%
Base Metals 59%
Precious Metals 41%

- **Base metals companies typically trade at lower multiples than precious metals companies**
- **A combination with Yamana lacks fundamental strategic logic**
- **Meridian Gold is a pure-play precious metals company with world-class assets in favorable jurisdictions**
- **Meridian Gold has a robust organic growth pipeline that can be funded without shareholder dilution**

CONTINUE TO REJECT YAMANA'S INADEQUATE OFFER

DO NOT TENDER YOUR SHARES

EXERCISE YOUR WITHDRAWAL RIGHTS

MERIDIAN GOLD

Any shareholders that wish to withdraw their shares or have questions should contact:
Georgeson Shareholder at 1-888-605-7618

MERIDIAN GOLD: THE BEST IS YET TO COME!

[1] In-situ value of resources (based on the sum of P&P reserves, M&I resources, and inferred resources as at Dec 31, 2006, as disclosed in the public filings of the respective companies) calculated using consensus long-term Equity Research analyst estimates, including LT pricing of: gold, $550/oz (21 estimates); silver, $9.93/oz (20 estimates); copper, $1.30/lb (27 estimates); zinc, $0.45/lb (26 estimates); molybdenum, $7.00/lb (7 estimates)

Shareholders of Meridian Gold and other interested parties are advised to read Meridian Gold's Directors' Circular and the Solicitation/Recommendation Statement on Schedule 14D-9 filed with the U.S. Securities and Exchange Commission on July 31, 2007 (including any amendments or supplements thereto and the other documents filed as exhibits thereto), because they contain important information. Shareholders may obtain a free copy of the Directors' Circular and Meridian Gold's Schedule 14D-9 at the Investor Relations section of Meridian Gold's website at www.meridiangold.com, or by contacting Georgeson Shareholder, the information agent retained by Meridian Gold, at 1-888-605-7618. Free copies of the Directors' Circular are also available at www.sedar.com, together with Meridian Gold's Schedule 14D-9, at www.sec.gov. The Directors' Circular was filed by Meridian Gold as an exhibit to Meridian Gold's Schedule 14D-9.